UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/01/2006

Centene Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-33395

Delaware	42-1406317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7711 Carondelet Avenue, Suite 800, St. Louis, MO 63105
(Address of principal executive offices, including zip code)

314-725-4477
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 26, 2006, Managed Health Services Insurance Corp. (MHS), a wholly owned subsidiary of Centene Corporation, executed a contract for Medicaid and BadgerCare HMO Services with the Wisconsin Department of Health and Family Services (the Department). The contract is effective by its terms as of February 1, 2006. The initial contract term is effective through December 31, 2007; however, the parties may mutually agree to renew the contract for an additional one-year period. This contract replaces a prior contract between MHS and the Department which terminated January 31, 2006. The agreement may be terminated at any time by mutual agreement or by either party under the terms specified in the contract.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centene Corporation

Date: February 02, 2006	By:	/s/ Karey L. Witty
Karey L. Witty
Senior Vice President and Chief Financial Officer